Exhibit T3A-1.1

FORM NO. 6 Registration No. 55586 BERMUDA CERTIFICATE OF INCORPORATION I hereby in accordance with section 14 of the Companies Act 1981 issue this Certificate of Incorporation and do certify that on the 21st day of May 2020 Digicel Intermediate Holdings Limited was registered by me in the Register maintained by me under the provisions of the said section and that the status of the said company is that of an exempted company. Given under my hand and the Seal of the REGISTRAR OF COMPANIES this 25th day of May 2020 Maria Boodram for Registrar of Companies